PROSPECTUS SUPPLEMENT NO. 1	Filed Pursuant to Rule 424(b)(5)
(TO PROSPECTUS DATED DECEMBER 10, 2021)	Registration Statement No. 333-261592

Odyssey Marine Exploration, Inc.

4,939,515 Shares of Common Stock

Warrants to Purchase 4,939,515 Shares of Common Stock

Up to 4,939,515 Shares of Common Stock Underlying the Warrants

We are offering 4,939,515 shares of our common stock and warrants to purchase up to 4,939,515 shares of our common stock. The common stock and warrants will be sold in units, with each unit consisting of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $3.35 per share of common stock. Each unit will be sold at a negotiated price of $3.35 per unit. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately. We are also offering the shares of common stock that are issuable from time to time upon exercise of the warrants contained in the units. This prospectus supplement also covers any additional shares of common stock that may become issuable upon any anti-dilution adjustment pursuant to the terms of the warrants by reason of stock splits, stock dividends, and other events described therein.

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.” On June 7, 2022, the closing price of our common stock on the NASDAQ Capital Market was $3.22 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, and all information incorporated by reference therein. These documents contain information you should consider when making your investment decision.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus or the accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

We have retained EF Hutton, division of Benchmark Investments, LLC, or EF Hutton, to act as our placement agent, on an exclusive basis, in connection with the common stock and warrants offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay EF Hutton the placement agent fees set forth in the table below, which assumes that all the securities offered by this prospectus supplement accompanying prospectus are sold by EF Hutton. The placement agent has no commitment to buy any of the securities. Neither we nor the placement agent is required to sell any specific number or dollar amount of securities, but we and the placement agent will use our respective best efforts to sell all the securities offered by this prospectus supplement and the accompanying prospectus.

	Per Unit	Total
Public offering price	$3.35	$16,547,375
Placement agent fees (1)	$0.201	$992,843
Proceeds to us, before expenses	$3.149	$15,554,532

(1)	We have also agreed to pay EF Hutton an amount equal to 1.0% of the gross proceeds of this offering for non-accountable expenses. See “Plan of Distribution.”

We expect the total offering expenses, excluding placement agent fees, to be approximately $500,000 for all sales pursuant to this prospectus supplement. Because there is no minimum offering amount required as a condition to closing this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the maximum amounts set forth above.

The shares offered hereby will be ready for delivery on or about June 10, 2022.

division of Benchmark Investments, LLC

The date of this prospectus supplement is June 7, 2022.

We are offering to sell, and seeking offers to buy, shares of our common stock and warrants to purchase common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and warrants to purchase common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants to purchase common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only upon the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. We are not making an offer of common stock in any state or jurisdiction where such an offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

S-i

Prospectus Supplement Summary

About This Prospectus Supplement

This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our common stock and warrants pursuant to this prospectus supplement and the accompanying prospectus. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” contained or incorporated by reference in this prospectus supplement and the financial statements and the other information that we incorporated by reference in the accompanying prospectus, before making an investment decision.

We are providing information to you about our company and this offering of shares of our common stock and warrants in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters relating to us. The second part is the accompanying prospectus, which provides more general information about securities that we may offer from time to time, some of which may not apply to this offering.

We urge you to read this prospectus supplement carefully, including the accompanying prospectus and the documents incorporated by reference, including the risk factors and our consolidated financial statements and the notes to those statements.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. If the description varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement, the accompanying prospectus or the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Unless we state otherwise or the context indicates otherwise, references to “Odyssey,” “our company,” “we,” “us,” and “our” in this prospectus supplement and the accompanying prospectus refer to Odyssey Marine Exploration, Inc. and its subsidiaries. Generally, when we refer to this “prospectus,” we are referring to both this prospectus supplement and the accompanying prospectus together.

This offering of common stock and warrants is being made under a registration statement on Form S-3 (registration file no. 333-261592) that we filed with the Securities and Exchange Commission as part of a “shelf” registration process. Under the shelf registration process, we may offer to sell shares of our common stock, shares of our preferred stock, or warrants to purchase shares of our common stock and/or preferred stock, from time to time in one or more offerings up to a total dollar amount of $100.0 million.

We are not making any representation to you regarding the legality of an investment in the common stock and warrants by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial, and related aspects of a purchase of the common stock and warrants.

About Odyssey

Odyssey Marine Exploration, Inc. discovers, validates and develops high-value seafloor resources in an environmentally responsible manner, providing access to critical resources that can transform societies and economies for generations to come. We have a diversified mineral portfolio that includes projects controlled by us and other projects in which we are a minority owner and service provider. In addition, our team is continually working to add new projects to the portfolio by identifying potential new assets through a proprietary Global Prospectivity Program leading to the acquisition of appropriate rights.

Our corporate offices are located at 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609. Our telephone number is (813) 876-1776. Our Internet website address is www.odysseymarine.com, and all of our filings with the SEC are available free of charge on our website. Any information that is included on or linked to our Internet site is not a part of this prospectus.

The Offering

Common stock offered by us:	4,939,515 shares

Common stock to be outstanding after this offering:	19,426,661 shares

Warrants:	Warrants to purchase 4,939,515 shares of common stock will be offered in this offering. The warrants will be exercisable at any time beginning six months after the date of issuance and ending on the fifth anniversary of issuance, at an exercise price of $3.35 per share of common stock. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the warrants.

Risk Factors:	See “Risk Factors” beginning on page S-5 for a discussion of factors that you should read and consider before investing in our securities.

Use of Proceeds:	We currently anticipate that the net proceeds from the sale of the common stock and warrants, excluding proceeds from the exercise of warrants, if any, will be approximately $15.0 million. Approximately $5.0 million of the net proceeds from this offering will used to repay indebtedness, with the remaining proceeds added to our general funds and used for working capital, capital expenditures, and other general corporate purposes. See “Use of Proceeds” on page S-6.

NASDAQ Capital Market Symbol:	OMEX

The number of shares of our common stock that will be outstanding immediately after the offering is based upon 14,487,146 shares outstanding as of March 31, 2022. Unless we specifically state otherwise, the share information in this prospectus supplement excludes:

•	238,651 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plans;

•	115,009 shares of common available for future grants under our equity incentive plans;

•	276,709 shares of common stock issuable upon the vesting of restricted stock units outstanding prior to this offering under our equity incentive plans;

•	6,990,410 shares of common stock issuable upon the conversion of outstanding indebtedness;

•	3,452,951 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering; and

•	4,939,515 shares of common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $3.35 per share.

(Reminder of page intentionally left blank.)

Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully all the information we have included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, you should carefully consider the risk factors described below related to this offering and an investment in our securities. If any of these risks actually occurs, our business, financial condition, results of operations, and cash flow could be seriously harmed. This could cause the trading price of our common stock and the value of the warrants offered hereby to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Business

Our business involves risk. Please see the risk factors under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 31, 2022, as well as any subsequent updates that may be filed with our quarterly reports on Form 10-Q (including our latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2022). Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also affect our business operations.

Risks Related to This Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways in which you disagree.

Except for approximately $5.0 million to be used to repay indebtedness, we have not allocated specific amounts of the net proceeds from this offering for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange or for quotation. Without an active market, the liquidity of the warrants will be limited.

Special Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, with respect to our financial condition, results of operations, plans, objectives, future performance, and business, which are usually identified by the use of words such as “will,” “may,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “plans,” “predicts,” “continues,” “intends,” “should,” “would,” or similar expressions. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

These forward-looking statements reflect our current views and expectations about our plans, strategies, and prospects, which are based on the information currently available and on current assumptions.

We cannot give any guarantee that these plans, intentions, or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those factors described under the heading “Risk Factors” and any risk factors contained in any prospectus supplement and in the documents incorporated by reference herein or therein.

You should read this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

Use of Proceeds

We estimate that the net proceeds of this offering, after deducting placement agent fees and our estimated offering expenses, and excluding the proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $15.0 million.

We currently intend to use $5,050,000 of the net proceeds of this offering to repay indebtedness we initially incurred on August 10, 2017, in connection with our issuance secured convertible promissory note. The indebtedness accrues interest at a rate equal to 10.0% per annum and is payable upon demand by the holder of the secured convertible promissory note. We expect to add the remaining net proceeds of this offering to our general funds and to use the net proceeds for working capital, capital expenditures, and other general corporate purposes.

Other than with respect to the repayment of indebtedness described above, we cannot estimate precisely the allocation of the net proceeds from this offering among these uses. The amounts and timing of the expenditures may vary significantly, depending on numerous factors, including the amount of cash used in our operations. Accordingly, our management will have broad discretion in the application of the net proceeds of this offering. Pending the uses described above, we may temporarily invest the net proceeds of this offering in short- and medium-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

Dilution

Purchasers of units offered by this prospectus supplement and the accompanying prospectus will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value as of March 31, 2022, was approximately $(72,445,582), or approximately $(5.00) per share of common stock. Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding as of March 31, 2022.

Dilution in net tangible book value per share represents the difference between the amount per unit paid by purchasers of units in this offering and the net tangible book value per share of our common stock immediately after this offering. After giving effect to our sale of 4,939,515 shares of common stock and warrants to purchase up to 4,939,515 shares of common stock in this offering at the public offering price of $3.35 per unit, and after deduction of the estimated offering expenses payable by us, our net tangible book value as of March 31, 2022, would have been approximately $(57,391,049), or $(2.95) per share of common stock. This represents an immediate increase in net tangible book value of $2.05 per share of common stock to our existing stockholders and an immediate dilution in net tangible book value of $0.40 per share of common stock to purchasers of units in this offering. The following table illustrates this per share dilution:

Public offering price per unit		$3.35
Net tangible book value per share as of March 31, 2022	$(5.00)
Increase in net tangible book value per share attributable to this offering	$2.05
Net tangible book value per share as of
March 31, 2022, after giving effect to this offering		$(2.95)
Dilution in net tangible book value per share to new investors		$0.40

New investors that purchase common stock upon exercise of warrants may experience dilution depending on our net tangible book value at the time of exercise.

The above table is based on 14,487,146 shares of our common stock outstanding as of March 31, 2022 (as adjusted for 4,939,515 shares to be issued in this offering), and excludes, as of March 31, 2022:

•	238,651 shares of common stock issuable upon the exercise of stock options outstanding prior to this offering under our equity incentive plans;

•	115,009 shares of common available for future grants under our equity incentive plans;

•	276,709 shares of common stock issuable upon the vesting of restricted stock units outstanding prior to this offering under our equity incentive plans;

•	6,990,410 shares of common stock issuable upon the conversion of outstanding indebtedness;

•	3,452,951 shares of common stock issuable upon the exercise of warrants outstanding prior to this offering; and

•	4,939,515 shares of common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $3.35 per share.

To the extent that any options or warrants are exercised, new options are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to new investors.

Capitalization

The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2022, as follows:

•	on an actual basis; and

•

on an as adjusted basis to give effect to our issuance and sale of 4,939,515 units in this offering at the public offering price of $3.35 per unit, after deducting placement agent fees and estimated offering expenses payable by us, therefore providing net proceeds of approximately $15.0 million.

You should read this table together with the “Use of Proceeds” section included in this prospectus, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section and our consolidated financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, each of which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of March 31, 2022 (unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$2,106,313	$17,160,846

Stockholders’ equity/(deficit):
Preferred stock – $.0001 par value; 24,984,166 shares authorized; none outstanding	—	—
Common stock – $.0001 par value; 75,000,000 shares authorized; 14,487,146 and 14,309,315 issued and outstanding	1,448	1,497
Additional paid-in capital	249,189,881	264,244,364
Accumulated (deficit)	(283,321,086)	(283,321,086)

Total stockholders’ equity/(deficit) before non-controlling interest	(34,129,757)	(19,075,224)
Non-controlling interest	(38,315,825)	(38,315,825)

Total stockholders’ equity/(deficit)	(72,445,582)	(57,391,049)
Total liabilities and stockholders’ equity/(deficit)	$8,967,281	$24,021,814

The number of shares of our common stock shown as issued and outstanding in the table above excludes 4,939,515 shares of common stock issuable upon the exercise of warrants to be issued in this offering, at an exercise price of $3.35 per share.

Description of Securities We Are Offering

In this offering, we are offering a maximum of 4,939,515 units. Each unit consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $3.35 per share. This prospectus also relates to the offering of shares of our common stock upon exercise, if any, of the warrants.

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 3 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus are summarized below.

Exercisability. The warrants will be exercisable at any time beginning on December 10, 2022, and ending on the close of our business on June 10, 2027. The warrants will be exercisable, at the option of each holder, upon the surrender of the warrants to us and the payment in cash, or in the case of a net exercise described below, by delivery of shares of common stock by the holder equal in value to the exercise price of the shares being acquired upon exercise of the warrants. See “—Limits on Exercise of Warrants” below.

Cashless Exercise. If at any time while the warrants are exercisable, there is no effective registration statement registering the shares of common stock underlying the warrants, then the warrant may be exercised by means of a “cashless exercise” in which the holder will be entitled to surrender a portion of the shares of common stock subject to the warrant in lieu of cash for the exercise price.

Exercise Price. The exercise price per share of common stock purchasable upon exercise of the warrants is $3.35 per share of common stock being purchased. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, or similar events affecting our common stock.

Effect of Merger, Consolidation or Sale of Assets. In case of any reclassification or reorganization of the outstanding shares of common stock (other than those described above or that solely affects the par value of such common stock), or in the case of any merger or consolidation of the Company with or into another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of common stock), or in the case of any sale or conveyance to another corporation or entity of the Company’s assets or other property as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised his, her or its warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of shares of common stock in such transaction is payable in the form of shares of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced based upon the Black-Scholes value of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

Amendment. The warrants will be issued in registered form under warrant agreements between us and the initial purchasers of the warrants. The warrant agreements provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 67.0% of the then issued and outstanding warrants to make any change that adversely affects the interests of the registered holders of warrants, including any modification or amendment to increase the exercise price or shorten the exercise period.

Fractional Shares. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Transferability. The warrants may be transferred at the option of the warrant holder upon surrender of the warrants to the warrant agent with the appropriate instruments of transfer and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

Plan of Distribution

We have retained EF Hutton, division of Benchmark Investments, LLC, or EF Hutton, to act as our placement agent, on an exclusive basis, in connection with the common stock and warrants offered by this prospectus supplement and the accompanying prospectus. EF Hutton has no commitment to buy any of the securities. Neither we nor the placement agent is required to sell any specific number or dollar amount of securities, but we and the placement agent will use our respective best efforts to sell all the securities offered by this prospectus supplement accompanying prospectus.

There is no requirement that any minimum number of units or dollar amount of units be sold in this offering and there can be no assurance that we will sell all or any of the units being offered.

We currently anticipate that closing of this offering will take place on or about June 10, 2022. On the scheduled closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	EF Hutton will receive any placement agent’s fee earned by EF Hutton in accordance with the terms of the letter agreement; and

•	we will deliver the units to the investors.

We have agreed to pay EF Hutton a placement agent fee equal to 6.0% of the gross proceeds of the sale of the units sold by EF Hutton in this offering. We have also agreed to pay EF Hutton an amount equal to 1.0% of the gross proceeds of this offering for non-accountable expenses and to reimburse EF Hutton for its reasonable expenses for outside legal counsel in connection with this offering. The estimated offering expenses payable by us, in addition to EF Hutton’s placement agent fee, are $500,000 which includes legal, accounting, and printing costs, reimbursement of certain expenses to EF Hutton, and various other fees associated with registering the securities and listing the common stock. After deducting certain fees due to EF Hutton and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $15.0 million.

The following table shows the per unit and total placement fees we will pay to EF Hutton in connection with the sale of the units offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the units offered hereby and assuming that EF Hutton sells all the units offered hereby.

Per unit	$0.201
Total	$992,843

In addition, we have agreed with EF Hutton that, until October 1, 2022, we will not, without EF Hutton’s prior consent, (a) offer, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock or (b) complete any offering our debt securities of the Company, in each case subject to customary exceptions.

EF Hutton proposes to arrange for the sale to one or more purchasers of the units offered pursuant to this prospectus supplement and the accompanying prospectus directly through subjection agreements between the purchasers and us.

The letter agreement with EF Hutton, the form of subscription agreement, and the form of warrant agreements with investors in this offering will be included as exhibits to our Current Report on Form 8-K that will be filed with the SEC in connection with the consummation of this offering.

The transfer agent for our common stock is Computershare Trust Company, Inc., Golden, Colorado. We will act as transfer agent for the warrants being offered hereby. Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.” The warrants to purchase common stock are not expected to be eligible for trading on any market.

The price per share for the units and the exercise price for the warrants was determined based on negotiations with the purchasers and discussions with EF Hutton.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon by Akerman LLP, Tampa, Florida, and Snell & Wilmer L.L.P., Las Vegas, Nevada.

Where You Can Find Additional Information

We have filed a registration statement on Form S-3 with the SEC. This prospectus supplement and accompanying prospectus, which are a part of the registration statement, do not contain all of the information contained in the registration statement. Because some information is omitted, you should refer to the registration statement and its exhibits for additional information. For example, the descriptions in this prospectus supplement and accompanying prospectus regarding the contents of any of our contracts, agreements or other documents, are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by reference for copies of the actual contract, agreement or other document. You may obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s web site.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, current reports, proxy statements, and other information with the SEC. Such periodic reports, current reports, proxy statements, other information, and a copy of the registration statement on Form S-3 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement on Form S-3 and the periodic reports, current reports, proxy statements, and other information filed by us are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC (in each case, Commission File No. 001-31895) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022;

•	our Current Reports on Form 8-K filed with the SEC on March 11, 2022, and May 3, 2022;

•	our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders to be held on June 13, 2022; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 13, 2003, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus supplement and before the completion or termination of this offering, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is not deemed to be filed and not incorporated by reference herein.

At your verbal or written request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

Christopher E. Jones, Chief Financial Officer

Odyssey Marine Exploration, Inc.

205 S. Hoover Boulevard

Suite 210

Tampa, Florida 33609

(813) 876-1776

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

From time to time, we may sell common stock, preferred stock, and/or warrants with a maximum aggregate offering price of $100,000,000.

We will describe in one or more prospectus supplements the securities we are offering and selling, as well as the specific terms of the securities. You should read this prospectus and any prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus. We may also include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.” On December 9, 2021, the closing price of our common stock on the NASDAQ Capital Market was $5.87 per share. As of December 9, 2021, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $79.8 million, which was calculated based upon approximately 13,600,000 shares of our outstanding common stock held by non-affiliates and a price of $5.87 per share, the closing price of our common stock on December 9, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 23, 2021.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. We are not making an offer of securities in any state or jurisdiction where such an offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document.

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About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may sell common stock, preferred stock, and/or warrants in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain more specific information. We may also add, update, or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find Additional Information.”

In this prospectus, we use the terms “Odyssey,” “our company,” “we,” “us,” and “our” to refer to Odyssey Marine Exploration, Inc. and its subsidiaries.

About Odyssey

Odyssey Marine Exploration, Inc., or Odyssey, discovers, validates and develops high value seafloor resources in an environmentally responsible manner, providing access to critical resources that can transform societies and economies for generations to come.

We have a diversified mineral portfolio that includes projects controlled by us and other projects in which we are a minority owner and service provider. In addition, our team is continually working to add new projects to the portfolio by identifying potential new assets through a proprietary Global Prospectivity Program leading to the acquisition of appropriate rights.

Our development focus is on projects that can meet stringent standards for environmental responsibility and sustainability while unlocking benefits for the host country. Environmental protection remains at the forefront of the strategic and tactical decision-making processes in all our work.

Each project in the portfolio is advanced along a defined development path, decreasing risk and increasing value along the way. These steps may include, but are not limited to, verification and quantification of the mineral asset, collection of baseline environmental data essential for environmental permitting, environmental impact studies and reports, design and verification of extraction systems and definition and verification of commercial programs. We may elect to sell equity in individual projects to fund continued advancement of the project.

For nearly 30 years, Odyssey has been deploying cutting-edge ocean technology and processes at depths up to 6,000 meters, under the direction of some of the industry’s most skilled and successful ocean exploration professionals, scientists, and environmental specialists.

Our corporate offices are located at 205 S. Hoover Boulevard, Suite 210, Tampa, Florida 33609. Our telephone number is (813) 876-1776. Our Internet website address is www.odysseymarine.com, and all of our filings with the SEC are available free of charge on our website. Any information that is included on or linked to our Internet site is not a part of this prospectus.

Risk Factors

The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in Odyssey and to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under the caption “Risk Factors” included in our latest Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, and which may be amended, supplemented, or superseded from time to time by other reports we file with the SEC in the future.

Special Note Regarding Forward-Looking Statements

This prospectus and any accompanying prospectus supplement includes and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act, with respect to our financial condition, results of operations, plans, objectives, future performance, and business, which are usually identified by the use of words such as “will,” “may,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “plans,” “predicts,” “continues,” “intends,” “should,” “would,” or similar expressions. We intend for these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with these safe harbor provisions.

These forward-looking statements reflect our current views and expectations about our plans, strategies, and prospects, which are based on the information currently available and on current assumptions.

We cannot give any guarantee that these plans, intentions, or expectations will be achieved. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed in the forward-looking statements as a result of various factors, including those factors described under the heading “Risk Factors” and any risk factors contained in any prospectus supplement and in the documents incorporated by reference herein or therein.

You should read this prospectus and any accompanying prospectus supplement and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we expect. We may not update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of securities offered by this prospectus. Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital, capital expenditures, and other general corporate purposes. However, we currently have no commitments or agreements for any uses. Pending such uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

Description of Capital Stock

The following description of our capital stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of these types of securities but is not complete. You should read our certificate of incorporation, as amended, our bylaws, as amended, and the certificate of designation relating to any particular series of preferred stock before you purchase any of our capital stock or securities convertible into shares of our capital stock because those documents, and not this description, set forth the terms of our capital stock.

We will describe in a prospectus supplement the specific terms of any capital stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such capital stock may differ from the terms described below.

Authorized Capital Stock

Our authorized capitalization consists of 75,000,000 shares of common stock, par value $0.0001 per share, and 24,984,166 shares of preferred stock, par value $.0001 per share.

The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

As of September 30, 2021, we had 14,292,028 shares of common stock outstanding. The holders of our common stock are entitled to one vote per share on all matters to be voted upon by our shareholders. Subject to preferences that may be applicable to any outstanding shares of our preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution, or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to preferences applicable to shares of our preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking-fund provisions available to the common stock. All outstanding shares of our common stock are, and the shares of common stock offered by this prospectus will be, fully paid and nonassessable.

Preferred Stock

We have authority under our articles of incorporation to issue up to 24,984,166 shares of our preferred stock, par value $.0001 per share. As of September 30, 2021, there were no shares of our preferred stock issued and outstanding.

Our board of directors, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded) has the authority to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges, and restrictions thereof, including:

•	dividend rights;

•	dividend rates;

•	conversion rights;

•	voting rights;

•	terms of redemption;

•	redemption prices;

•	liquidation preferences; and

•	the number of shares constituting any series or the designation of such series.

If our board of directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of such series of preferred stock.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer, or other takeover attempt.

Nevada Laws

The Nevada Business Corporation Law contains a provision governing “Acquisition of Controlling Interest.” This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

•	20% to 33%;

•	33% to 50%; and

•	more than 50%.

Market Information

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., Golden, Colorado.

Description of Warrants

General

We may issue warrants for the purchase of common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. This summary of certain provisions of the warrants is not complete. For the complete terms of a particular series of warrants, you should refer to the prospectus supplement and the warrant agreement for that series of warrants.

Stock Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the number of warrants outstanding as of the date specified in the applicable prospectus supplement;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, any provisions for changes or adjustments to the exercise price of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the anti-dilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise, and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent, or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

As set forth in the applicable prospectus supplement, the exercise price and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to any holders of common stock, a stock split, reverse stock split, combination, subdivision or reclassification of common stock, and such other events, if any, specified in the applicable prospectus supplement.

Plan of Distribution

We may sell the securities described in this prospectus and applicable prospectus supplements from time to time in one or more transactions:

•	directly to one or more purchasers;

•	to or through underwriters;

•	in “at-the-market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	through agents;

•	through dealers; or

•	through a combination of any of the foregoing methods of sale.

Each time we sell securities, we will provide a prospectus supplement that will name the issuer of the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

The offer and sale of the securities described in this prospectus and any applicable prospectus supplement by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Our common stock is traded on the NASDAQ Capital Market under the symbol “OMEX.”

Direct Sales

We may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

Through Underwriters

If we use underwriters in the sale of securities, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. If we utilize an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters. This compensation may be in the form of discounts, concessions or commissions.

Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities or any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.

Through Agents and Dealers

We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If we utilize a dealer in the sale of the securities being offered pursuant to this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

Delayed Delivery Contracts

If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

General Information

If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of the securities. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the securities in connection with the offering, i.e., if it sells more securities than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing the securities in the open market. In general, purchases of a security to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase securities on the open market to reduce their short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such securities as part of the offering. These activities will be described in more detail in the sections titled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market-making transactions in the securities on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Neither we nor any underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, neither we nor any underwriter make any representation that such underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us or our affiliates in the ordinary course of business.

Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. The securities, except for our common stock, will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon by Akerman LLP, Tampa, Florida.

Experts

The consolidated financial statements of Odyssey and its subsidiaries as of and for the years ended December 31, 2019 and 2020, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Warren Averett, LLC, independent registered public accounting firm, as stated in their report that is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Odyssey and its subsidiaries as of and for the year ended December 31, 2018, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2020, have been audited by Ferlita, Walsh, Gonzalez & Rodriguez, P.A., independent registered public accounting firm, as stated in their report which that is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed a registration statement on Form S-3 with the SEC relating to the common stock, the preferred stock, and the warrants offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock, the preferred stock, and the warrants offered hereby, reference is made to such registration statement, exhibits, and schedules.

We are subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, file periodic reports, current reports, proxy statements, and other information with the SEC. Such periodic reports, current reports, proxy statements, other information, and a copy of the registration statement on Form S-3 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement on Form S-3 and the periodic reports, current reports, proxy statements, and other information filed by us are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

Documents Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. The following documents filed with the SEC (in each case, Commission File No. 001-31895) are incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31 , June 30, and September 30, 2021;

•	our Current Reports on Form 8-K filed with the SEC on March 12, June 17, and October 5, 2021;

•	our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on June 14, 2021; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 13, 2003, pursuant to Section 12 of the Exchange Act, including any subsequently filed amendments and reports updating such description.

We are also incorporating by reference any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until this offering is completed, including those made between the date of filing of the initial registration statement and to the date of effectiveness of the registration statement, except for information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K, which is not deemed to be filed and not incorporated by reference herein.

At your verbal or written request, we will provide you, without charge, a copy of any of the documents we have incorporated by reference into this prospectus but not delivered with the prospectus (other than exhibits to such documents, unless those exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). If you want more information, write or call:

Christopher E. Jones

Chief Financial Officer

Odyssey Marine Exploration, Inc.

205 S. Hoover Boulevard

Suite 210

Tampa, Florida 33609

(813) 876-1776

4,939,515 Shares of Common Stock

4,939,515 Warrants to Purchase Shares of Common Stock

Up to 4,939,515 Shares of Common Stock Underlying the Warrants

Odyssey Marine Exploration, Inc.

Prospectus Supplement

June 7, 2022